Exhibit 10.7

FIRST AMENDMENT TO THE EXECUTIVE SAVINGS PLAN
OF TYSON FOODS, INC.
(As Amended and Restated as of January 1, 2013)

THIS FIRST AMENDMENT is made on this 16 day of November, 2017 by Tyson Foods, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Employer”).

INTRODUCTION:

WHEREAS, the Employer maintains the Executive Savings Plan of Tyson Foods, Inc. (the “Plan”), which was last amended and restated by an indenture effective as of January 1, 2013;

WHEREAS, the Employer now desires to amend the Plan to enhance its non-elective contribution feature; and

WHEREAS, the Board of Directors of the Employer has authorized and duly approved the adoption of the amendments provided for herein.

NOW, THEREFORE, the Employer does hereby amend the Plan, effective as of January 1, 2019, as follows:

1.    By deleting existing Section 1.1(c) in its entirety and by substituting therefor the following:

“(c)    Non-elective Contribution Account. Each ‘Non-elective Contribution Account’ reflects credits to a Member’s Account made on his or her behalf pursuant to Section 3.3 from and after 2005, as adjusted to reflect designated rates of return and other credits or charges. If a Designated Member is credited with Non-elective Contributions made pursuant to Section 3.3(b), his or her Non-elective Contribution Account shall consist of two subaccounts:

(i)a subaccount reflecting any Non-elective Contributions made pursuant to Section 3.3(a), adjusted to reflect designated rates of return, other credits and charges on such contributions; and

(ii)a subaccount reflecting Non-elective Contributions made pursuant to Section 3.3(b), adjusted to reflect designated rates of return, other credits and charges on such contributions.”

2.    By adding new Section 1.7A as follows:

“1.7A    Designated Member. ‘Designated Member’ means an Employee who automatically qualifies as a Member for purposes of receiving Non-elective Contributions pursuant to Section 3.3(b). Designated Members are: (a) the Chief Executive Officer of Tyson Foods, Inc.; (b) any other Employee with the title of Vice President or above who directly reports to the Chief Executive Officer of Tyson Foods, Inc., as reflected by the personnel records then maintained by Tyson Foods, Inc., for as long as such Designated Member continues to occupy any such position; and (c) an individual who is not described in Clause (a) or Clause (b) of this Section 1.7A, but was an ‘Active Participant’ in the Tyson Foods, Inc. Supplemental Executive Retirement and Life Insurance Premium Plan (the ‘SERP’) on December 31, 2018, as such term is defined in the SERP. A Designated Member is a Member only for purposes of being credited with Non-elective Contributions under Section 3.3(b), unless the Designated Member is an Eligible Employee who has also been approved by the Committee for active participation for purposes

Exhibit 10.7

of Sections 3.1, 3.2, and 3.3(a) pursuant to Section 2.1.”

3.    By deleting existing Section 1.13 in its entirety and by substituting therefor the following:

“1.13    Enrollment Period. “Enrollment Period” means, with respect to deferrals of Compensation generally, each election period designated by the Committee with respect to a Plan Year during which new Members may establish, and current Members may amend, their rates of Elective Deferrals under their Salary Reduction Agreements and/or the time and form of payment of Compensation to be deferred with respect to such Plan Year, which election period shall end prior to the first day of each Plan Year; provided, however, to the extent the Committee may permit:
(a)    with respect to a deferral of Annual Bonus, a separate election to make or amend an Elective Deferral rate may be made during the election period established by the Committee which ends prior to the earlier of the first day of each Plan Year or the first day of the applicable performance period; provided, however, if the Annual Bonus qualifies as performance-based compensation within the meaning of Treasury Regulations Section 1.409A-1(e) and satisfies the criteria under Treasury Regulations Section 1.409A-2(a)(8), the election period may end as late as six (6) months prior to the end of the performance period; and

(b)    in the case of a Member who is first eligible to defer Compensation as of any date other than January 1, the 30-day period beginning as of the date the Eligible Employee becomes eligible to be a Member.”

4.    By deleting existing Section 1.14 in its entirety and by substituting therefor the following:

“1.14    Member. ‘Member’ means (a) any Eligible Employee who has been designated for participation as provided in Article II below; and (b) any Designated Member; provided, however, that any Employee who ceases to be an Eligible Employee or Designated Member shall remain an inactive Member until his or her benefits are paid pursuant to Article VII or VIII below.”

5.    By deleting existing Section 1.15 in its entirety and by substituting therefor the following:

“1.15    Non-elective Contributions. ‘Non-elective Contributions’ means an amount credited to a Member’s Non-elective Contribution Account by the Employer pursuant to Section 3.3(a) and/or Section 3.3(b).”

6.    By deleting existing Sections 2.1 and 2.2 in their entirety and by substituting therefor the following:

“2.1    Requirements for Participation.

(a)    Eligible Employees. Any Eligible Employee who has been approved for Plan membership by the Committee pursuant to Article II may participate in the Plan as a Member commencing as of the Enrollment Period coinciding with or next following the date on which his or her Plan membership is approved by the Committee and processed administratively.

(b)    Designated Members. For purposes of being credited with Non-elective Contributions under Section 3.3(b), a Designated Member under Section 1.7A(a) or Section 1.7A(b) shall become a Member as of the later of January 1, 2019 or the date he or she first is appointed to a qualifying position. A Designated Member who qualifies as such only under Section 1.7A(c) shall become a Member as of the most recent Enrollment Period ending prior to January 1, 2019.

Exhibit 10.7

2.2    Cessation of Active Participation.

(a)    Members Other Than Designated Members. A Member, other than a Designated Member for purposes of Section 3.3(b), shall cease to be eligible for active participation in the Plan as of any date communicated to the Member by the Committee. Such a Member will no longer be eligible to make further Elective Deferrals under the Plan pursuant to Section 3.1 or be credited with Matching Contributions or Non-elective Contributions, but shall continue to be subject to all other terms of the Plan so long as his or her Account has not been fully distributed. Any deferral election then in effect as of the date the Member ceases to be eligible for active participation will be cancelled by action of the Committee as soon as administratively practical, subject to any restrictions on the implementation of the cancellation under Code Section 409A.

(b)    Designated Members. For purposes of being credited with Non-elective Contributions under Section 3.3(b), a Designated Member described in Section 1.7A(a) or Section 1.7A(b) shall cease to be eligible for such contributions when such Member ceases to occupy any such qualifying position; provided, however, that such a Designated Member may continue to participate in the Plan for purposes of Sections 3.1, 3.2, and 3.3(a) if continued participation has been or is approved by the Committee. An Eligible Member described in Section 1.7A(c) shall cease to be eligible for such contributions when such Member ceases to be an Employee; provided, however, that such a Designated Member may continue to participate in the Plan for purposes of Sections 3.1, 3.2, and 3.3(a) if continued participation has been or is approved by the Committee and the Designated Member is an Eligible Employee. A Member who ceases to be eligible for active participation for purposes of Section 3.3(b) shall continue to be subject to all other terms of the Plan so long as his or her Account has not been fully distributed.”

7.    By deleting existing Sections 2.4 in its entirety and by substituting therefor the following:

“2.4    Participation Following Non-Eligibility. Each Member whose service is terminated and who subsequently is re-employed by the Employer or who otherwise becomes ineligible for active participation in the Plan may be treated under the Plan upon a return to membership as a new Member pursuant to Section 1.13(b), but only if the Member has not been eligible to participate in the Plan (other than with respect to the receipt of earnings credits under Article III) for a period of at least twenty-four (24) months; provided, however, that a Designated Member described in Section 1.7A(c) whose service is terminated and who subsequently is re-employed by the Employer may participate for purposes of Section 3.3(b) only if the former Designated Member qualifies as a Designated Member pursuant to Section 1.7A(a) or Section 1.7A(b).”

Exhibit 10.7

8.    By deleting existing Section 3.3 in its entirety and by substituting therefor the following:

“3.3    Non-elective Contributions.

(a)    Non-elective Contributions to Member(s). An Employer may, in its discretion, make contributions to any Member’s Non-elective Contribution Account for one or more Plan Years, as determined in the sole discretion of the Employer. The amount of any contribution made on behalf of a Member pursuant to this Section 3.3(a) may be expressed as a percentage of the Member’s base salary rate as in effect on the date the amount is credited to the Member’s Non-elective Contribution Account in accordance with Section 3.3(c) below or in any other manner determined by the Employer. The amount of any contributions made pursuant to this Section 3.3(a) for any Plan Year may vary among Members and may be contributed on behalf of one or more Members and not others.

(b)    Non-elective Contributions to Designated Members. Tyson Foods, Inc. shall make contributions to each Designated Member’s Non-elective Contribution Account for each pay period during Plan Years commencing on and after January 1, 2019 equal to four percent (4%) of the Designated Member’s Compensation payable for each such pay period during which a Designated Member is employed by an Employer.

(c)    Crediting Non-elective Contributions. Non-elective Contributions made pursuant to Section 3.3(a) shall be credited by the Employer to a Member’s Non-elective Contribution Account as of a date determined by the Committee in its sole discretion. Non-elective Contributions made pursuant to Section 3.3(b) shall be credited by Tyson Foods, Inc. to a Designated Member’s Non-elective Contribution Account as of the last day of the applicable pay period.”

9.    By deleting existing Section 4.2 in its entirety and by substituting therefor the following:

4.2    Hypothetical Investment of Accounts. Until such time as the Committee directs otherwise, each Member may direct the Committee to hypothetically invest his or her Account among one or more investment options designated by the Committee as the Member shall select by providing written notice to the Committee according to the procedures established by the Plan Administrator for that purpose.

(a)All investment directions, or changes in investment directions, of the Member’s Account shall be made in accordance with the procedures established by the Committee.

(b)An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein. If no direction is effective for the date a deferral or contribution is to be made, all deferrals or contributions which are to be made for such date shall be treated as invested in such investment option as the Committee may determine.

Exhibit 10.7

The Committee, in its discretion, may from time to time designate new investment options, substitute investment options, or eliminate any existing investment options.”

10.    By deleting existing Article V in its entirety and by substituting therefor the following:

“ARTICLE V
Vesting

All Account and subaccount balances shall be fully vested at all times; provided, however, that: (a) Non-elective Contribution Accounts (other than Non-elective Contributions Account subaccounts maintained for Non-elective Contributions made pursuant to Section 3.3(b)); and (b) Pre-2005 Non-elective Contribution Accounts, and any subaccounts thereof, of any particular Member or categories of Members may be subject to such vesting schedule(s) as the Committee may determine from time to time and communicate to such Member(s). Notwithstanding the foregoing, Non-elective Contributions made pursuant to Section 3.3(b) shall be deemed vested only once credited to a Designated Member’s Non-elective Contribution Account pursuant to Section 3.3(c).”

11.    By deleting existing Subsections (a) and (b) of Section 8.1 in their entirety and by substituting therefor the following:

“(a)    Employee Deferral Accounts, Employer Match Accounts, and Non-elective Contributions. During the applicable Enrollment Period, including a Member’s initial deferral election and initial deferral elections for subsequent Plan Years, the Member may elect the manner in which any amounts to be credited to his or her Employee Deferral Account, Employer Match Account, and, if applicable, Non-elective Contribution Account for such Plan Year shall be paid. For each such Plan Year, a Member may elect during the applicable Enrollment Period to be paid such amounts at the time and in one of the following forms designated below:

(i)    in a lump sum in January of a specified calendar year (which is at least two (2) years following the Plan Year for which the election is made);

(ii)    in annual installments (not to exceed fifteen (15) years) commencing in January of a specified calendar year (which is at least two (2) years following the Plan Year for which the election is made);

(iii)    in a lump sum in January of the calendar year following the calendar year in which the Member’s Separation from Service occurs;

(iv)    in annual installments (not to exceed fifteen (15) years) commencing in January of the calendar year following the calendar year in which the Member’s Separation from Service occurs;

(v)    the earlier of (i) or (iii) above;

(vi)    the earlier of (ii) or (iv) above;

(vii)    the later of (i) or (iii) above; or

(viii)    the later of (ii) or (iv) above.

Exhibit 10.7

(b)    Single Payment Election Per Plan Year. While a Member may make separate time and form of payment elections with respect to amounts attributable to contributions made with respect to different Plan Years on his or her behalf, any such payment election shall apply on the same term and conditions to all such amounts, whether attributable to Elective Deferrals, Matching Contributions, and/or Non-elective Contributions, made with respect to any particular Plan Year.”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed on the day and year first above written.

TYSON FOODS, INC.

By:     /s/ Mary Oleksiuk

Title:     Executive Vice President and Chief Human Resources Officer